Exhibit 10.10

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR SUBORDINATED PROMISSORY NOTE

$234,000	____________, 2006
HERZELIYA, ISRAEL

PINPOINT ADVANCE CORP. (the “Maker”) promises to pay to the order of [RONEN ZADOK] or his registered assigns or successors in interest (the “Payee”), or order, the Principal Balance together with any accrued and unpaid interest hereon in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds, or as otherwise determined by the Maker, to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

For purposes of this Note, “Trust Account” shall mean the trust account at Merrill Lynch in which American Stock Transfer & Trust Company, as trustee, shall hold the majority of the proceeds of the initial public offering of securities (the “IPO”) of the Maker, as described more fully in the registration statement relating to such initial public offering filed with the Securities and Exchange Commission under File No. 333-[________], as amended from time to time (the “Registration Statement”). For purposes of this Note, the shares of common stock issued in such initial public offering shall be referred to as “IPO Shares,” and holders of such shares shall be referred to as “Public Stockholders.” A “Business Combination” shall mean the acquisition by the Maker, whether by merger capital stock exchange, asset or stock acquisition or other similar type of transaction of an operating business with operations in Israel or which is a company operating outside Israel, which Maker believes would benefit from establishing operations or facilities in Israel.

1.    Principal. The principal balance of this Note shall be Two Hundred Thirty Four Thousand Dollars ($234,000) or, if the underwriters exercise in full an over-allotment option granted to them in connection with the IPO, Three Hundred Eighty Four Thousand Dollars ($384,000) (in either event, the “Principal Balance”).

2.    Interest. This Note shall bear simple interest (the “Interest”) at the rate of four percent (4%) per annum. Interest payable on this Note shall be calculated on the basis of one year of three hundred sixty-five (365) days for the number of days elapsed.

3.    Payment. Subject to Section 5 hereof, the outstanding Principal Balance and the accrued and unpaid Interest on this Note shall be repayable in six (6) equal quarterly installments, commencing on the first day of the third month immediately following completion of the IPO and continuing on the first day of each of the third, sixth, ninth, twelfth, and fifteenth month thereafter until paid in full. Payments of the Principal Balance and the Interest under this Note shall be made from the interest earned on the amounts deposited in a Trust Account established by Maker in connection with its IPO, as described in Maker’s Certificate of Incorporation, as amended, and in the Registration Statement.

4.    Priority. The obligations of the Maker under this Note shall rank in right of payment junior to the right of the Public Stockholders of the Maker, in case a plan of dissolution and liquidation is approved by the Public Stockholders of the Maker before the Principal Balance of this Note becomes payable, to receive a distribution from the Trust Account equaling $8.00 per IPO Share held by such Public Stockholder and to the repayment of the expenses associated with the dissolution and liquidation of the Maker and senior to all other obligations of the Maker for indebtedness for borrowed money or the purchase price of property.

5.    Mandatory Prepayment. The outstanding Principal Balance of this Note and all accrued and unpaid Interest thereon shall be immediately payable upon Maker’s consummation of a Business Combination.

6.    Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees, then to the payment of Interest and, finally, to the reduction of the unpaid Principal Balance of this Note.

7.    Events of Default. The following shall constitute Events of Default:

(a)    Failure to Make Required Payments. Failure by Maker to pay the Principal Balance or accrued and unpaid Interest on this Note within five (5) business days following the date when due.

(b)    Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under applicable bankruptcy law, or any other applicable insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)    Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under applicable bankruptcy law, or any other applicable insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

8.    Remedies.

(a)    Upon the occurrence of an Event of Default specified in Section 7(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid Principal Balance and accrued and unpaid Interest on this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)    Upon the occurrence of an Event of Default specified in Sections 7(b) and 7(c), the unpaid Principal Balance and accrued and unpaid Interest on this Note, and all other sums payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9.    Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10.    Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

11.    Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile, or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Pinpoint Advance Corp.
4 Maskit Street
Herzeliya, Israel 46700
Attention: Adiv Baruch
(email: adivb1@pinpointac.com)

If to Payee:

[Ronen Zadok
c/o Pinpoint Advance Corp.
4 Maskit Street
Herzeliya, Israel 46700
(email: ronen@new-pole.com)]

Notice shall be deemed given on the earlier of actual receipt by the receiving party, if sent by certified mail, and (i) three business days after certification thereof, (ii) if personally delivered, the date reflected on a signed delivery receipt, (iii) if sent by private or governmental express mail or delivery service, one (1) business day following tender of delivery or dispatch by express mail or delivery service, (iv) if by facsimile, the date shown on a telefacsimile transmission confirmation, or (v) if sent by email, the date on which an e-mail transmission was received by the receiving party’s on-line access provider.

12.    Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Delaware.

13.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.    Amendment. Neither this Note nor any terms hereof may be changed, waived, discharged or amended, unless such change, waiver, discharge or amendment is in a writing executed by the Maker and the Payee of this Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

PINPOINT ADVANCE CORP.

By:
Adiv Baruch
Chief Executive Officer